EXHIBIT 10.10


                                  BP Exploration Operating Company Limited
                                  Britoil plc
                                  Farburn industrial Estate,
                                  Dyce.
                                  Aberdeen A62 OPS
                                  Tel:  (01224) 832000
                                  Fax:   (01224) 725273
                                  Telex: 739831

                                  Direct Line:   (01224) 832602

                                  Direct Fax:    (01224) 833933

                                  Reference:

                                               MAN/PRO/35.

                                  8th September 1995



                     CONTRACT AGREEMENT to:-
                       CONTRACT NO. 101237


   ATLANTIC FRONTIER PROGRAMME
   PROVISION OF CONSTRUCTION SUPPORT VESSEL
   SERVICES FOR FOINAVEN DEVELOPMENT
   INITIAL SERVICES AGREEMENT

   This Contract made between Britoil Public Limited Company (hereinafter referred to as "Britoil") acting on behalf of itself and the other Co-venturers who currently have a beneficial interest in the Foinaven Field and Reading & Bates (Caledonia) Limited (hereinafter referred to as the "Contractor"), records the terms and conditions under which the Contractor shall provide the necessary vessel, equipment, marine crew complEment and vessel maintenance and shore side management team to support construction activities for the Foinaven Development (hereinafter collectively referred t as the "Services") all as more particularly described elsewhere in the Contract.

   It is hereby agreed as follows:-

   1. CAPACITY OF BRITOIL

   1.1 Britoil enters into this Contract as agent or trustee for and on behalf of itself and the other Co-venturers but notwithstanding this fact:

           (i) The Contractor agrees to look only to Britoil for the due performance of the Contract and nothing herein contained shall impose any liability upon, or entitle the Contractor to commence any proceedings against any Co-venturer other than Britoil.

           (ii) Britoil and only Britoil shall be entitled to enforce this Contract on behalf of all Co-venturers as well as for itself and for this purpose Britoil may commence proceedings in its own name to enforce all obligations and liabilities of the Contractor and to make any claim which any of the Co-venturers may have against the Contractor in relation to or arising out of this Contract, but subject to the express defences, limitations and exclusions of liability given to the Contractor in this Contract. Britoil shall indemnify and hold harmless the Contractor against any actions taken by Co-Venturers contrary to the provisions of the sub-clause.

      1.2 Wherever in this Contract rights, benefits and/or indemnities are expressed in favour of Britoil, or given by Britoil, such rights, benefits and/or indemnities shall apply equally to the other Co-venturers, Affiliates and their respective officers, directors, employees and agents.

      1.3 Insofar as the Contractor enters into this Contract as agent or trustee for its Sub-Contractors, Affiliates and their respective officers, directors, employers and agents, wherever in this Contract rights, benefits and/or indemnities are expressed in favour of the Contractor, or given by the Contractor, such rights, benefits and/or indemnities shall apply equally to its Sub-Contractors, Affiliates and their respective officers, directors, employees and agents.

      1.4 Wherever in this Contract either party indemnities the other party for loss or damage to its property, or for injury or death to its personnel, such indemnity shall only apply to property or personnel associated with this Contract.

   2. CONTRACT DOCUMENTS

      2.1 The documents listed below shall be deemed to form and to be read and to construed as parts of the Contract.

            This Contract Agreement together with
            - Section "A": Scope of service
            - Section "B": Remuneration
            - Section "C": Conditions of Contract, with
            -   Attachment  No.  1-  Health,  Safety,  Welfare  and  Working
                Environment
            -   Attachment No. 2- Contractor's Personnel

      2.2 The terms and conditions contained within the above several documents constitute the entire agreement between the parties and supersede all previous communications, representations, or agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, and no agreements or understanding varying or extending the same will be binding upon either party hereto unless in writing, signed by a duly authorised officer or representative thereof in which writing this Contract shall be specifically referred to.

      2.3 The several documents forming this Contract are to be taken as mutually explanatory of one another, but in the case on ability, conflict or discrepancy, the documents shall be considered in the order of precedence as listed in 2.1

   3. DURATION

      The Contract shall commence immediately following acquisition of ownership by the Contractor of the nominated Vessel (the "Commencement Date" currently anticipated to be on or about 7th September 1995) and shall continue thereafter for a period of not less than fifty (50) continuous calendar days and not more than one hundred (100) continuous calendar days. Such period to be agreed between Britoil and the Contractor on determination of the exact scope of the Services.

   4. AGREEMENT AND ACCEPTANCE

      The Parties hereto  accept the terms and  conditions contained herein
      and  agree to be  bound by them.   The Contract is  executed below by
      duly authorized representative of the parties.


      For and on behalf of Britoil Public Limited Company


      ___________________________(Signature)
      ___________________________(Date)



      For and on behalf of Reading & Bates (Caledonia) Limited


      ___________________________(Signature)
      _________________________(Date)


============================================================================
   CONTRACT NO. 101237

   ATLANTIC FRONTIER PROGRAMME
   PROVISION OF CONSTRUCTION SUPPORT VESSEL,
   SERVICES FOR FOINAVEN DEVELOPMENT

   SECTION "A"

                               SCOPE OF SERVICES

   1. Description

      Britoil requires the Contractor to provide construction support vessel services from which others will undertake subsea work in the Foinaven Field, West o Shetland. The subsea construction and hook-up work in the Foinaven Field will include the activities listed below. The subsea activities will be undertaken by the AFP Foinaven wells and subsea Alliances. The Contractor will be required to work closely with these Alliances.

      The Contractor will provide the nominated Vessel (and other Contractors Equipment) for each Alliance to undertake the activities below. The precise relationship between, and responsibilities of the Contractor and the various Alliances are yet to be agreed.

   2. 1995 Activities

      The activities in support of which the Contractor shall provide the Services include, but are not necessarily limited to:-

      Flowline Termination Assembly Installation &
      Flowline Pigging and Testing

      The vessel will be fitted with handling equipment to allow terminations of existing Foinaven subsea flowlines to be recovered to surface, the flowline termination assembly (FTA) to be installed or replaced and the flowline to be relaid.

      The vessel will mobilise to Foinaven field around 7th September, 1995 to install or replace up to 14 FTA'S.

      Subsea pigging and testing of these flowlines will also be undertaken from the vessel. Pigs will be launched and recovered by ROV.

      This work is anticipated to continue through to October.

      DC1 Manifold Installation

      On completion of above, the vessel will be used to transport to location and install the Foinaven Drill Centre 1 manifold. It will be installed via moonpool, using purpose designed and installed lifting frame.

      Work is anticipated to take 12 days, in October 1995.


=============================================================================
   CONTRACT NO. 101237

   ATLANTIC FRONTIER PROGRAMME
   PROVISION OF CONSTRUCTION SUPPORT VESSEL
   SERVICES FOR FOINAVEN DEVELOPMENT

   SECTION "B"
                                  REMUNERATION

   In full consideration of the satisfactory provision of the Services by the Contractor, Britoil shall pay the Contractor as follows:-

   1. The daily rate payable for the period of the first 100 continuous days of Service from the Commencement Date shall be UK L20,000 per day and shall continue until the Vessel is returned to Invergordon at the end of such period.

   2. Beyond the 100 day period, any further Services undertaken by the Contractor with the unconverted vessel shall be charged to Britoil at the rate of L25,000 per day.

   Notes

   (i)   See  Clause 18  of the  Conditions  of  Contract (Section  "C") for
         provisions   relative  to  remuneration   in  the   event  of  non-
         performance by the Contractor.

   (ii) Any days when the Contractor is unable to perform for the reasons set out in said Clause 18 shall not be counted within the first 100 day period.

=============================================================================
   CONTRACT NO. 101237

   ATLANTIC FRONTIER PROGRAMME
   PROVISION OF CONSTRUCTION SUPPORT VESSEL
   SERVICES FOR FOINAVEN DEVELOPMENT

   SECTION "C"
                             CONDITIONS OF CONTRACT
                                     INDEX

   CLAUSE   TITLE
   NO.

   1.       DEFINITIONS
   2.       BRITOIL'S REPRESENTATIVE
   3.       CONTRACTOR'S REPRESENTATIVE
   4.       CONTRACTOR'S EQUIPMENT
   5.       CONTRACTOR'S PERSONNEL
   6.       BRITOIL'S PERSONNEL
   7.       HEALTH, SAFETY, WELFARE AND WORKING ENVIRONMENT
   8.       EQUIPMENT SUPPLIED BY Britoil
   9.       INFRINGEMENT
   10.      LIABILITY AND INDEMNITY
   11.      INSURANCE
   12.      SUNKEN EQUIPMENT AND MATERIALS
   13.      INVOICING AND PAYMENT
   14.      AUDIT
   15.      ASSIGNMENT AND SUB-CONTRACTING
   16.      TERMINATION WITHOUT CAUSE
   17.      TERMINATION WITH CAUSE
   18.      NON-PERFORMANCE BY CONTRACTOR
   19.      SUSPENSION
   20.      TAX INFORMATION AND INDEMNITY
   21.      INDEPENDENT CONTRACTOR
   22.      CONFIDENTIAL INFORMATION
   23.      PUBLICITY
   24.      COMPLIANCE WITH LAWS AND REGULATIONS
   25.      CONDUCT OF CONTRACTOR
   26.      FREEDOM FROM LIENS
   27.      RECORDS AND REPORTS
   28.      INSPECTION OF SITE
   29.      LIQUIDATION OR INSOLVENCY
   30.      FORCE MAJEURE
   31.      NOTICES
   32.      LIQUIDATED DAMAGES
   33.      APPLICABLE LAW AND LANGUAGE

   Attachment No. 1 - Health, Safety, Welfare and Working Environment Attachment No. 2 - Contractor's Personnel
   Attachment No. 3 - Form of Mutual Hold Harmless Arrangement
   In this Contract the following words and expressions shall have the meanings assigned to them, except where the context otherwise requires.

   1. DEFINITIONS

     1.1   "Affiliate"  as applied  to  Britoil shall  mean and  include The
           British Petroleum Company plc and any company which is a subsidiary of The British Petroleum Company plc within the meaning of the Companies Act 1985.

     1.2 "Affiliate" as applied to the Contractor or any Sub-contractor shall mean and include the Contractor's or any Sub-contractor's ultimate holding company and any company or corporation which is a direct or indirect subsidiary of the latter.

     1.3 "Attachment" shall mean the attachments hereto marked 1, 2 and 3 of this Section "C", which form part hereof.

     1.4 "Britoil" shall mean Britoil Public Limited Company having a place of business at Burnside Road, Farburn Industrial Estate, Dyce, Aberdeen, AB2 OPB and shall include Britoil Public Limited Company's legal personal representatives, successors and permitted assigns.

     1.5 "Britoil's Equipment" shall mean any Britoil owned equipment, materials and supplies that may be provided by Britoil under the Contract.

     1.6 "Britoil Personnel" shall mean the persons employed by Britoil, its Co-venturers or its or their Affiliates in connection with the Services.

     1.7 "Britoil's Representative" shall mean the person or persons appointed as such by Britoil (and notified in writing to the Contractor) to perform the functions set out in Clause 2 hereof and shall include any other person or persons notified in writing as deputy at the Site.

     1.8 "Contractor" shall mean Reading & Bates (Caledonia) Limited having its registered office at Harman House, 1 George Street, Uxbridge, Middlesex UB8 1QQ and shall include Reading & Bates (Caledonia) Limited legal personal representatives, successors and permitted assigns (for avoidance of doubt, Contractor's Equipment does not include the provision of equipment of third services provided by, or for the account of Britoil).

     1.9 "Contractor's Equipment" shall mean the Vessel (as defined below) and all other items of plant, equipment, miscellaneous materials and consumables provided by the Contractor and where appropriate its Sub-contractors in connection with the Services.

     1.10 "Contractors Personnel" shall mean the persons employed by the Contractor, and where appropriate, Sub-contractors or its or their Affiliates, in connection with the Services.

     1.11 "Contractor's Representative" shall mean the person appointed as such by the Contractor and notified in writing to Britoil to perform the functions set out in Clause 3 hereof and shall include any other person or persons notified in writing as a deputy.

     1.12  "Co-venturers" shall mean each of a:

           Britoil  Public  Limited  Company,  a  company   incorporated  in
           Scotland whose registered office is at Burnside Road, Farburn Industrial Estate, Dyce, Aberdeen, AB2 OPB ("Britoil");

           Britoil Public Limited Company, a company incorporated in England whose registered office is at Britannic House, I Finsbury Circus, London EC2M 7BA ("Britoil");

           Shell UK Limited, a company incorporated in England whose registered office is at Shell-Mex House, Strand, London, WC2R ODX ("Shell");

     1.13  "Event of Default" shall mean an event where:

           (a) an  order  is  made   or  a  resolution   (whether  requiring
               confirmation or not) is passed for the winding up of the Contractor; or

           (b) (without the prior written consent of Britoil) the Contractor suspends payment of its debts, becomes unable or admits in writing its inability to pay its debts, makes a general assignment for the benefit of or enters into any composition or arrangement of any kind with its creditors, ceases or threatens to cease to carry on business or disposes of all or (without the prior written consent of Britoil) a substantial part of its assets; or

           (c) a   receiver,   administrator,  administrative   receiver  or
               trustee is appointed in respect of the Contractor or over all or substantially all of its assets; or

           (d) there occurs any of the events specified in (a) to (c) above or any event analogous thereto in relation to Reading & Bates.

     1.14 "Guarantee" shall mean the performance guarantee entered into by Reading & Bates with Britoil dated of even date herewith.

     1.15 "Other Contractors" shall mean those contractors employed by Britoil at the offshore Site for the purposes of, or in connection with, the Services, excepting the Contractor and its Sub-contractors, and which Britoil has notified the Contractor of in writing prior to their locating to the offshore Site.

     1.16  "Reading &  Bates"  shall mean  Reading  & Bates  Corporation,  a
           Delaware  Corporation,   having  its  principal   office  at  901
           Threadneedle, Suite 200, Houston, Texas USA.

     1.17 "Section" shall mean the attachments hereto marked Section "A", "B" and "C", which attachments form parts of the Contract.

     1.18 "Services" shall mean the services to be provided by the Contractor under the Contract as more particularly described in item 1 of Section "A" hereto and may include such other services as may from time to time be formally agreed between the Contractor and Britoil (for the avoidance of doubt, Services does not include the provision of third party services provided by, or for the account of Britoil).

     1.19 "Site" shall mean any location on United Kingdom Continental Shelf where the Contractor is providing the Services.

     1.20 "Sub-contractors" shall mean those persons or companies of any tier engaged by the Contractor in connection with the Services.

     1.21 "Vessel" shall mean the semi-submersible support vessel "Iolair" or such other appropriate vessel as may from time to time to agreed between Britoil and the Contractor.

     1.22 "Well" shall mean any well in connection with which the Services are provide and for the purposes of this Contract shall mean and include all facilities upstream of the loading flange on an oil tanker or the connection flange to a fixed production platform.

   Words importing the singular include the plural and vice versa where the context so requires.

   2. BRITOIL'S REPRESENTATIVE

     2.1 Britoil's Representative shall be responsible for monitoring the Services and shall, subject to the provisions of the Contract, have the necessary authority to stop or suspend any part of the Services which in his opinion is not performed to a satisfactory standard.

     2.2 In addition to the duties defined hereunder Britoil's Representative is authorized to require that the Contractor provide such other services that Britoil's Representative deems necessary to ensure the safety of the Well and the completion of the Services. All reasonable additional costs incurred by the Contractor in complying with such requirement will be reimbursed by Britoil.

   3. CONTRACTOR'S REPRESENTATIVE

     3.1 The Contractor's Representative shall be available at all reasonable times and shall be authorized to receive, on behalf of the Contractor, and arrange to execute all instructions in connection with the Services received from Britoil's Representative.

   4. CONTRACTOR'S EQUIPMENT

     4.1 The Contractor shall provide the Vessel and other Contractor's Equipment suitably modified to support the performance of the activities described in Section "A" hereto.

           Equipment and services customarily supplied by third parties, such as Coiled Tubing Unit, ROV Unit, stimulation equipment, completion riser, and relate services, as well as, all subsea tools, equipment and services are to be supplied by third parties for account of Britoil.

     4.2 Contractor's Equipment, including the Vessel, shall be fully certified and/or classified by the Certifying Authority or appropriate Statutory Authority prior to the commencement of the Services hereunder. In addition, the Contractor shall maintain such certification and classification in full effect for the duration the Services.

   5. CONTRACTOR'S PERSONNEL

     5.1 The Contractor shall provide Contractor's Personnel in accordance with attachment 2 hereto Section "D" and such additional personnel as Britoil may, from time to time and on reasonable notice, reasonably require.

     5.2 At the written request of Britoil's Representative, the Contractor shall, at its cost, secure the lawful removal of Contractor's Personnel from duties under the Contract, who for just cause, is unacceptable to Britoil. Contractor shall replace any person so removed without delay at Contractor's expense with a competent substitute approved by Britoil.

   6. BRITOIL PERSONNEL

     6.1 Britoil Personnel shall be suitably experienced, trained and qualified to perform the obligations of Britoil under the Contract.

     6.2 At the written request of the Contractor, Britoil shall, at its cost, secure the lawful removal of Britoil Personnel from duties under the Contract, who for just cause, is unacceptable to the Contractor.

   7.      HEALTH, SAFETY, WELFARE AND WORKING ENVIRONMENT

   The Contractor shall comply fully with the provisions for Health, Safety and Working Environment contained in Attachment 1 hereto.

   8. EQUIPMENT SUPPLIED BY BRITOIL

     8.1 Britoil shall provide Britoil Equipment as necessary for the proper execution of the Services by the Contractor. Such Britoil Equipment, if applicable, shall be stored by the Contractor on the Contractor Equipment.

     8.2 The Contractor shall use such Britoil Equipment solely for the execution of Services.

     8.3 The Contractor shall take all reasonable care of Britoil Equipment in the Contractor's possession and return such Britoil Equipment (where appropriate) to Britoil upon expiry of its use. Any necessary servicing, maintenance repair of such Britoil Equipment by the Contractor shall be carried out at mutually agreed rates.

     8.4 Britoil shall provide, and shall procure that Other Contractors provide, to the Vessel prior to transportation to the Contractor's Equipment all statutory, certification and COSHH data relative to Britoil Equipment or Other Contractor's equipment.

   9. INFRINGEMENT

     9.1 The Contractor shall hold harmless and indemnify Britoil from and against all claims proceedings and liabilities for or on account of infringement or alleged infringement of any patent rights, design, trade mark or name or other protected right of any third party or any legislation or regulation of any competent authority with regard to the disclosure or use of any technology, equipment, machinery, materials or process disclosed or provided to Britoil the Contractor or Sub-contractors and shall defend at its sole expense any and all such proceedings.

     9.2 Britoil shall hold harmless and indemnify the Contractor from and against all claims proceedings and liabilities for or on account of infringement or alleged infringement of any patent rights, design, trade mark or name or other protected right of any third party of any legislation or regulation of any competent authority with regard to the disclosure or use of any technology, equipment, machinery, materials or process disclosed or provided to the Contractor (either for its use or for use by any Sub-contractor ) by Britoil and shall defend at its sole expense any and all such proceedings.

     9.3 Both parties shall at all times have the right to be represented by their ow counsel and to participate in the defence of any such proceedings if both shall be made parties defendant thereto. Each party shall give notice in writing forthwith to other of any such claims and proceedings as aforesaid and shall supply other party with all information and documents in connection therewith as it may reasonably require.

   10. LIABILITY AND INDEMNITY

     10.1
           (a) The Contractor shall defend, indemnify and hold harmless Britoil, from and against any and all liability for loss, damage or destruction of the Contractor's Equipment and any other property of the Contractor whether arising under contract or in tort, and against all costs, claims, demands, proceedings and causes of action resulting therefrom, regardless of how such loss, damage or destruction occurs, and irrespective of the negligence (whether sole or contributory) or other fault of or breach of duty or statutory strict liability of Britoil or Britoil Personnel.

           (b) Britoil shall defend, indemnify and hold harmless the Contractor, from and against any and all liability for loss, damage or destruction of Britoil's Equipment and any other property of Britoil whether arising under contract or in tort, and against all costs, claims, demands, proceedings and causes of action resulting therefrom regardless of how such loss, damage or destruction occurs, and irrespective of the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Contractor or Contractor's Personnel.

     10.2 The Contractor shall defend, indemnify and hold harmless Britoil, from and against any and all liability for death, illness or injury to any Contractor's Personnel or the loss of or damage to the property of Contractor's Personnel whether arising under contract or in tort, and against all costs, claims, demands, proceedings, and causes of action resulting therefrom, regardless of how such death, illness or injury or loss of or damage to the property occurred, irrespective of the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of Britoil or Britoil Personnel.

     10.3 Britoil shall defend, indemnify and hold harmless the Contractor, from and against any and all liability for death, illness or injury to Britoil Personnel or the loss of or damage to the property of Britoil Personnel whether arising under contract or in tort, and against all costs, claims, demands, proceedings and causes of action resulting therefrom, regardless of how such death, illness o injury or loss of or damage to the property occurred, irrespective of the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Contractor or Contractor's Personnel.

     10.4 The Contractor shall assume all responsibility for and shall defend, indemnify and hold harmless Britoil, from loss or damage arising from pollution or contamination of any nature or substance whatsoever by consumable products such as diesel, lubricants or grease (except as otherwise provided in Sub-clause 10.5(d) below) originally taken to the Site by or on behalf of the Contractor for the purpose of the conduct of the Services by the Contractor irrespective of whether such loss or damage is caused by the negligence (whether sole or contributory) or other fault or breach of duty or statutory strict liability of the Contractor or the Contractor's Personnel.

     10.5 Subject to the provisions contained in Sub-clauses 10.1(a), 10.2 and 10.4, Britoil shall assume all responsibility for and shall defend, indemnify and hold harmless the Contractor, from and against any and all liability for loss, distraction or damage arising from the following events whether in contract or in tort and against all claims, demands, proceedings and causes of actions resulting therefrom regardless of how such loss or destruction occurs and irrespective of the negligence (whether sole or contributory) or other fault or breach of duty, or statutory strict liability of the Contractor or Contractor's
           Personnel:

           (a) loss of or damage to any Well or, for loss of or any damage to any formation or reservoir or mineral resources.

           (b) blowout or other uncontrolled flow of oil or gas or other substances originating from any Well including the cost of bringing the Well under control.

           (c) loss or damage arising from pollution, contamination or seepage other than as described in Clause 10.4 which results from fire, blowout, cratering, or any loss of control of the hole or other flow of oil, gas or other substances originating or emanating from the Well.

           (d) pollution or contamination arising from the disposal of oil materials such as, but not limited to, oil emulsion, oil based or chemically treated drilling fluids, contaminated cuttings, lost circulation materials and other substances, where the responsibility for disposal lies with Britoil.

     10.6 Notwithstanding any other provision of the Contract, Britoil shall not be liable for and the Contractor shall defend, indemnify and hold Britoil, harmless from and against indirect or consequential losses or damages (including, without limitation, loss of profit, loss of product, loss of production or business interruption) suffered by the Contractor in connection with the performance of the Contract regardless of how such losses or damages occur and irrespective of whether such loss or damage is based on contract, negligence, statutory strict liability or other breech of duty. Notwithstanding any other provision of the Contract the Contractor shall not be liable for and Britoil shall defend, indemnify and hold the Contractor, harmless from and against indirect or consequential losses or damages (including, without limitation, loss of profit, loss of product, loss of production or business interruption) suffered by Britoil in connection with the performance of the Contract regardless of how such losses or damages occur and irrespective of whether such loss or damage is based an contract, negligence, statutory strict liability or other breach of duty .

     10.7 Without prejudice to the other provisions of this Clause 10, the Contractor shall defend, indemnify and hold harmless Britoil, and its employees, servants and agents from and against any and all liability for death, illness or injury to any third party or for loss of or damage to any third party's property and against all claims, demands, proceedings and causes of action resulting therefrom, to the extent caused or contributed to by the negligence, statutory strict liability, or other breach of duty of the Contractor or its employees, servants or agents.

     10.8 Without prejudice to the other provisions of this Clause 10, Britoil shall defend, indemnify and hold harmless the Contractor, and its employees, servants and agents from and against any and all liability for death, illness or injury to any third party or for loss of or damage to any third party's property and against all claims, demands, proceedings and causes of action resulting therefrom, to the extent caused or contributed to by the negligence, statutory strict liability, or other breach of duty of Britoil or its employees, servants or agents.

     10.9 The Contractor shall use its best endeavours to enter into mutual hold harmless arrangements with Other Contractors at the offshore Site in respect of liabilities in relation to Contractor's and Other Contractors' respective property and personnel.

           A proforma mutual hold harmless document is attached to these Conditions of Contract as Attachment 3, which shall form the basis for such hold harmless arrangements.

   10.10 Subject to the Contractor using its best endeavours to enter into such mutual hold harmless arrangements with Other Contractors, to the extent that the Contractor is unable to enter into such mutual hold harmless arrangements due to any of the Other Contractors:-

           i)  refusing to do so, or

           ii) requiring   indemnification   on  terms   substantially   and
               materially more onerous to the Contractor than those set out in Attachment 3,

           then provided the Contractor has used its best endeavours to settle such dispute, Britoil shall upon written request from the Contractor indemnify the Contractor to the extent set out in sub-clauses 10.1(b) and 10.3 in respect of such Other Contractor's personnel and equipment.

   10.11 The benefit of any indemnity given by an indemnifying party pursuant to this Clause 10 shall extend to the indemnified party its Co-venturers and its and their Affiliates and its and their officers, directors, employees, servants and agents.

   10.12 The indemnity obligations of this Clause 10 shall continue notwithstanding the completion or termination of the Contract.

   11.INSURANCE

     11.1 The Contractor shall provide and maintain or shall cause to be provided and maintained, with a first class insurance company, insurance adequate to cover its risks and liabilities hereunder and to fulfil the requirements of national, local or other government authority or other appropriate bodies.

     11.2 The Contractor shall obtain from its underwriters a waiver of all rights of subrogation in respect of the liabilities assumed by the Contractor hereunder against Britoil, its Co-venturers and their respective Affiliates in connection with the Services to be performed hereunder. Furthermore the Contractor shall arrange for Britoil, its Co-venturers and its and their respective Affiliates to be named as additional assured on all policies of insurance, to the extent of the liabilities assumed by the Contractor under the Contract.

           The Contractor shall procure that any Sub-contractor hereunder obtains, from its underwriters of insurance, waivers of all rights of subrogation as aforesaid and shall arrange for Britoil, Co-venturer's and its and their respective Affiliates similarly be named as additional assured on all policies of insurance.

     11.3 The Contractor shall, ensure that, in addition to the requirements of Clause 11.1 above, the following are provided and maintained and require its Sub-contractors to effect and maintain:

           (a) Employer's Liability Insurance including, but not by way of limitation, Maritime Employer's Liability Insurance, in respect of its liability for loss, damage, injury or death arising out of or in connection with the performance of the Contract for a sum of not less than required by law or US $500,000 per person, whichever is the greater.

           (b) Protection and Indemnity Insurance and/or Marine Liability Insurance with minimum policy limits equal to the replacement value of the Vessel, provided by the Contractor, with minimum cover of US $25 million and general third party liability insurance with a minimum cover of L2 million.

           (c) Hull and Machinery Insurance including, but not by way of limitation, collision Liability Insurance with minimum policy limits equal to market value of the Vessel, provided by the Contractor.

           (d) Wreck and debris removal insurance sufficient to comply with the liabilities detailed in Clause 12.

           (e) War risk insurance cover on the Contractor's Equipment.

     11.4 The Contractor shall, if so requested by Britoil, provide Britoil with copies of all its Certificates of insurance relating to the Contractor's operations herein and shall produce to Britoil either the aforesaid Certificates of Insurance or the current premium receipts in respect thereof.

     11.5 The Contractor shall give not less than thirty days (seven days with respect to war risk cover) written notice to Britoil of any intended material change to any of its insurance policies including any change of Insurer through whom such insurance are effected.

     11.6 Britoil shall, to the extent of the liabilities assumed by Britoil under the Contract, obtain from its underwriters a waiver of all rights of subrogation in respect of the liabilities assumed by Britoil hereunder against Contractor, its Affiliates and the Sub-contractors in connection with the Contract.

   12.SUNKEN EQUIPMENT AND MATERIALS

     12.1  The  Contractor  shall  at  its  own  expense,  if  required   by
           Governmental   authorities  or   if  required   by   Britoil  for
           operational reasons, raise and remove from the sea-bed the Contractor's Equipment, including any of the Contractor's Equipment which may have been lost overboard due to any act or omission of the Contractor or its Sub-contractors during the course of operations hereunder or, otherwise deal with the Contractor's Equipment in accordance with the Britoil instructions, notwithstanding that the Contractor's Equipment, may be insured and whether or not declared a loss.

     12.2 In the event that Contractor fails to carry out its obligations hereunder Britoil may buoy and light the sunken Contractor's Equipment and, at its sole discretion, may elect, at anytime thereafter, to raise, remove and dispose of same and shall recover all costs and expenses so incurred from the Contractor.

     12.3 Prior to moving the Contractor's Equipment from Site Britoil may, at its own expense, conduct a sea-bed survey to satisfy itself of the Contractor's compliance with its obligations hereunder. Britoil's failure to timely notify the Contractor of sunken Contractors Equipment shall relieve the Contractor of any obligation to raise, remove and dispose of such Contractor's Equipment. Nothing in this Sub-Clause shall relieve the Contractor of its obligations to comply with the requirements of Governmental authorities under Clause 12. 1.

   13.INVOICING AND PAYMENT

     13.1  Payment in  respect of the  Services performed by  the Contractor
           shall be made in accordance with the   provisions  of Section "B"
           of this Contract.

     13.2 Invoices, bearing this Contract's number, shall be rendered in the currency(ies) specified in Section "B" and submitted to the following address:-

           Britoil Public Limited Company
           c/o Andersen Consulting
           Seafield House
           Hill of Rubislaw
           Anderson Drive
           Aberdeen AB9 2BZ
           Attention:  Mr. G. Brown

     13.3 Subject to the provisions contained in Clause 13.4 below Britoil shall pay invoices within 30 days of receipt into the Contractor's nominated bank account or as otherwise agreed in the Contract.

     13.4 If Britoil shall dispute any invoice in whole or in part, it shall advise the Contractor of the amount in dispute and shall request a credit note for said amount. Such credit note shall be required by Britoil before paying any undisputed items on the invoice. Britoil shall endeavour to make such payments within the original stipulated payment period from receipt of invoice. Upon resolution of any disputed items the Contractor shall re-invoice Britoil for such agreed sums previously invoiced and credited.

     13.5 Payment by Britoil of any invoice submitted by the Contractor shall not discharge or release the Contractor from any of its obligations under the Contract or be deemed approval or acceptance of Services covered by such invoice.

     13.6 Britoil may deduct from payments hereunder any withholding taxes require by any United Kingdom Governmental Authority and shall account therefor to the Government Authority. Britoil shall provide the Contractor with original tax receipts or the official documentation of amounts so deducted.

     13.7 To the extent that payments to be made under this Contract are subject to any Value Added Tax (VAT) the proper amount of such tax shall be shown as a separate item on the Contractor's invoice. All prices/rates contained in the Contract are exclusive of VAT.

   14.AUDIT

     14.1 The Contractor, its Affiliates, Sub-contractors, suppliers and agents, shall maintain true and correct sets of records in connection with the Services and transactions related thereto and shall retain all such records for a period of no less than twenty four (24) months after expiry or termination of this Contract.

     14.2 Britoil and Co-venturers, including any independent firm of auditors appointed by Britoil or by the Co-venturers, shall have the right at Britoil's expense to audit the relevant books and accounts of the Contractor, including supporting documentation, in relation to all reimbursable charges paid for by Britoil under this Contract at any time up to two years from expiry or termination of the Contract.

     14.3 The Contractor shall make available to Britoil or the Co-venturers or appointed auditors the relevant books and accounts and supporting documentation requested by Britoil or the Co-venturers or appointed auditors within fifteen days of the written request for provision of such books, accounts or documentation for the purposes set out in Clause 14.2.

     14.4 In addition to Britoil's rights as shown in sub-clause 14.2, Britoil shall have the right to be a party with the Contractor in the joint inspection and audit of the records of Sub-contractors or suppliers specific to the Services. The selection of sub-contracts or purchase orders to be inspected and audited shall be determined by Britoil.

     14.5 Any incorrect payments, identified by any independent firm of auditors, made by Britoil in respect of the aforesaid reimbursable or other charges shall be reimbursed by or paid to the Contractor as the case may be, within sixty (60) days of such amounts being agreed by the parties.

   15.ASSIGNMENT AND SUB-CONTRACTING

     15.1 Britoil may assign all or any part of its rights, liabilities or obligations herein to an Affiliate or Co-venturer upon the same terms and conditions as those agreed between the parties hereto by giving written notice of such assignment to the Contractor.

     15.2 The Contractor shall not assign or sub-contract all or any part of its rights, liabilities, or obligations herein without Britoil's prior written consent, such consent not to be unreasonably withheld.

           Such consent, if given, shall not relieve the Contractor of any of its liabilities or obligations under the Contract and Contractor shall remain responsible for the acts, omission, defaults and negligence of any Sub-contractor, its personnel or agents as fully as if they were acts, omissions, defaults or negligence of the Contractor, Contractor's Personnel or agents.

   16.TERMINATION WITHOUT CAUSE

     16.1 Without prejudice to and in addition to Britoil's rights stated elsewhere in the Contract, Britoil may at its absolute discretion terminate the Contract at any time without cause in whole or in part on giving 30 days written notice subject to the provisions of Clause 16.2.

     16.2 If the Contract is terminated pursuant to Clause 16.1 by Britoil, the Contractor and Britoil shall have the following rights, obligations and duties:

   16.2.1 Britoil shall assume and become liable for and shall indemnify the Contractor against all obligations and commitments that the Contractor may have therefore in good faith undertaken or incurred in connection with the Contract and in accordance with the terms thereof, including but not limited to contractual obligations and commitments to Sub contractors. Britoil shall thereupon be entitled to all rights, set-offs and benefits held by the Contractor under or in connection with such obligations and commitments.

   16.2.2 Britoil shall reimburse the Contractor, insofar as such charges shall not have already been covered by payments to the Contractor for:

           a) such  portion  or  portions  of  the  Services   executed  or
              performed in accordance with the Contract up to the date of termination.

           b) documented and evidenced costs in respect of any expenditure reasonably incurred by the Contractor in expectation of completing the Services.

           c) documented and evidenced additional demobilisation expenses incurred above those already provided for in the Contract after the date of termination, unless provision for the same is made under the Contract.

           d) such reasonable amount to be agreed between Britoil and the Contractor with respect to expected profit, such amount being proportionate to the elapsed duration of the Contract and its initial expected duration.

   16.2.3 In the event that the Contractor obtains work for the Vessel prior to expiry of the period referred to in 16.1 above, then Britoil's liability for payment under 16.2 shall be reduced by the income received by the Contractor for said period.

   17.TERMINATION WITH CAUSE

     17.1 In the event of a breach by the Contractor of any of the terms or conditions of the Contract or in the event that the
           Contractor fails to proceed with the Services with due diligence; or persistently or flagrantly neglects to carry out its obligations under the Contract; or fails to maintain an acceptable level of safety or comply with the requirements of Clause 7 hereof; or fails to comply with any reasonable instructions given to it in writing by Britoil or Britoil's Representative in connection with the Services; or if the Contractor subcontracts all or any part of the Services without the prior consent of Britoil; or if the Contractor should abandon the Contract, then Britoil may give notice in writing to the Contractor to make good such breach, failure, neglect or contravention and if so required, shutdown operations.

           Should the Contractor fail to commence to remedy or refuse or fail to prove to Britoil's satisfaction that it has taken, and is continuing to take, measures to remedy the matters specified in the notice within a period of not more than seven days or such other reasonable longer period as Britoil may agree to, Britoil shall have the right to terminate the Contract forthwith upon expiry of the period of notice or upon such later date determined by Britoil, subject to completion of operations to secure the current activities.

     17.2 The Contract shall be terminated upon the total loss (as hereinafter defined) of the Contractor's Equipment or part thereof so as to prevent it from carrying out the Services.

           Such termination shall be at the date and time of such total loss or at such time as the relevant part of the Contractor's Equipment is no longer able to perform the Services as aforesaid.

           In the context of this Clause "total loss" shall mean an actual,
           constructive,  compromised   or  arranged  total   loss  of  the
           Contractor's Equipment or any element thereof.

     17.3  Britoil  shall have the  right to terminate the  Contract if the
           Contractor   fails   to   maintain  the   Classification  and/or
           Certification of the Contractor's Equipment.

     17.4 In the event that the Contractor's Equipment is shutdown for repair and as a result the Contractor is prevented from performing the Services for a continuous period of more than fourteen days, other than whilst the Contractor is carrying out modifications to comply with Britoil's requirements, then Britoil shall have the right to terminate the Contract by giving notice in writing to the Contractor.

     17.5 In the event of termination under this Clause 17, Britoil shall not be liable for any further payment to the Contractor other than any payment which may be due in respect of Services provided prior to the date of termination as to the Contractor by Britoil.

   18.NON-PERFORMANCE BY CONTRACTOR

     In the event the Contractor fails to perform any of its obligations or to provide any of the Contractor's Equipment or in the event that the Contractor's Equipment fails to meet the manufacturer's recommended performance for such equipment so as to make operations unsafe or to reduce substantially the efficiency thereof, Britoil's Representative shall notify the Contractor in writing specifying the nature of such failure and shall require the Contractor to make good or procure that it be made good that part of the Services which has not been performed in accordance with the Contract. Should the Contractor fail to remedy, or commence and proceed with timely due diligence to remedy such default or failure within ten (10) calendar days (or such other period as may be agreed), then Britoil shall, immediately thereafter, without prejudice to any rights available to Britoil under common law or statute, have the right to take any of the following actions:

     (a) to require the Contractor to provide suitable alternative Contractor's Equipment (including if appropriate an alternative Vessel by mutual agreement); or

     (b) to shut down operations until such time as the Contractor shall have made good the specified failure. For any such period of shutdown Britoil shall pay the Contractor zero dayrate; or

     (c) to terminate the Contract if such failure is not remedied in accordance with the revisions of Clause 17.1.

   19.SUSPENSION

     19.1 Britoil may at any time suspend the performance of the Services or any part thereof by giving not less than seven days written notice to such effect to the Contractor.

     19.2 Britoil shall inform the Contractor of any specific requirements it may have with regard to the safety of operations currently that it requires the Contractor to implement prior to such suspension being effected.

     19.3 Any extra cost, including that occasioned by the subsequent resumption of the Services, incurred by the Contractor in giving effect to Britoil's instruction will be reimbursed by Britoil.

     19.4 During the period of any such suspension, except where due to the default or negligence of the Contractor or as in accordance with Clause 19.5 below, Britoil will pay the Contractor in accordance with the provisions of Section "B".

     19.5 Subject to agreement between the parties hereto the Contract may be suspended to enable the Contractor to use the Contractor's Equipment to perform work for another operator.

           Any special conditions applying to such suspension shall be agreed in writing between Britoil and the Contractor.

   20.TAX INFORMATION AND INDEMNITY

     20.1 The Contractor shall pay any tax (except as otherwise provided in Clause 13.7), and shall ensure that due payment is made by its Sub-contractors under the Contract of any tax, which may be assessed upon the Contractor or any such Sub-contractor in connection with the activities of the Contractor or any such Sub-contractor under the Contract.

     20.2 The Contractor shall make all payments to its Personnel or to its Sub-contractors net of tax or other deductions which the Contractor is required to make in compliance with its statutory obligations.

     20.3 The Contractor shall supply and shall ensure that any of its Sub-contractors under the Contract shall supply all information to Britoil in connection with activities under the Contract as may be necessary to enable Britoil or an Affiliate to comply with the lawful demand for such information by any government authority.

     20.4 In the event that the Contractor or any of its Sub-contractors or any of its or their employees are non-resident in the United Kingdom for the purposes of Section 830 of the Income and Corporation Taxes Act 1988, the Contractor, including any Sub-contractor hereunder, shall make an application to the Inland Revenue for the issue, to Britoil, of a Certificate under the provisions of Paragraph 7 of Schedule 15 of the Finance Act, 1973.

           In the event that the Contractor, including any Sub-contractor hereunder, fails to procure that the Inland Revenue issue a Certificate to Britoil, or such Certificate is subsequently cancelled, then Britoil may withhold from any payment due to the Contractor an amount which, in the reasonable opinion of Britoil, represents the amount of tax which may be assessed on Britoil by the government authorities in the event of non-payment by the Contractor of any taxes which may be due arising out of or in connection with the Services provided under the Contract.

     20.5 In the event that Britoil or any of its Affiliates are made accountable under law for payment of any tax or penalty which may be assessed on the Contractor or its Sub-contractor's or its or their employees arising out of or in connection with the Services provided under the Contract then Britoil shall, prior to payment of any tax or penalty, give written notice to the Contractor of the assessment.

           The Contractor shall, without dispute as to the amount of tax or penalty lawfully assessed , pay to Britoil the full amount of any such tax or penalty within thirty days of the Contractor receiving notification from Britoil of the assessment.

           In the event that the Contractor fails to make such payment Britoil may withhold, from the Contractor any payment due to the Contractor, and amount equal to the aforesaid assessment.

     20.6 The Contractor shall indemnify and keep indemnified Britoil against any and all payments required to be made and losses, costs or expenses of whatsoever nature incurred by Britoil as a result of or in connection with any failure by the Contractor or any of its Sub-contractor's to comply with the provisions of this Clause.

     20.7 For the purposes of this Clause only, the expression 'tax' shall mean, where the context so admits, any tax, duty or other charge of any nature whatsoever, including any penalty or interest, assessed or levied on the Contractor in respect of the
           Contractor's activities or the activities of its Sub-contractor's or its or their employees under the Contract, by any government or other authority having jurisdiction at the Site.

     20.8  The  obligations   contained  in  this  Clause   shall  continue
           notwithstanding completion or termination of the Contract.

     20.9 Britoil shall provide to the Contractor the original receipt(s) or other official documentation of any amounts withheld under this Clause.

   21.INDEPENDENT CONTRACTOR

     The Contractor shall, in the performance of the Services, act as an independent contractor and neither it nor Contractor's Personnel shall have any authority to act as agent for or on behalf of Britoil.

   22.CONFIDENTIAL INFORMATION

     22.1 All information obtained by the Contractor during the course or conduct of the Services shall be held confidential and shall not be divulged by Contractor, Contractor's Personnel, its servants, Sub-contractors or agents to any third party.

           This obligation shall not apply to information which:

            (i)   is part of the public domain; or

            (ii) was in the Contractor's possession prior to award of the Contract and which Britoil did not notify the Contractor as being confidential, or

            (iii) was received from third parties  having to the best of the
                  Contractor's  knowledge   the  right   to  disclose   such
                  information, or

            (iv) is required to be disclosed by the Contractor or by its Sub-contractors in order to comply with the requirements of this Contract or of any law, regulations or authority.

     22.2  The  obligations  contained   in  this  Clause   shall  continue
           notwithstanding the completion or termination of the Contract.

   23.PUBLICITY

     23.1 The Contractor shall not publish or permit to be published any information about or photographs in connection with the Services or about Britoil's business without the prior written consent of Britoil.

     23.2  The.  obligations  contained   in  this  Clause  shall  continue
           notwithstanding the expiry or termination of the Contract.

   24.COMPLIANCE WITH LAWS AND REGULATIONS

     24.1 The Contractor shall comply with, and give all notices required by, an regulatory or statutory authority in relation to the performance of the Contract. The Contractor shall ensure that Contractor's Personnel observe and comply with all such laws, rules and regulations or instructions required by any regulatory or statutory authority.

     24.2 Subject to the provisions of Clauses 9 and 10, the Contractor shall indemnify Britoil against any and all penalties which may be lawfully asserted or assessed because of the Contractor's infraction of laws and regulations of any tier applicable at the Site and Britoil shall indemnify the Contractor against any and all penalties which may be lawfully asserted or assessed because of Britoil's infraction of laws and regulations of any tier applicable at the Site.

     24.3  In  the event  of  changes  and/or amendments  to the  laws  and regulations governing the Contract, having an impact on the Contractor's obligations under the Contract then, except where such changes and/or amendments were already schedule to come into effect during the Contract and had been announced prior to the date hereof, Britoil shall reimburse the Contractor its demonstrated reasonable additional costs incurred in connection with such change. Such additional costs shall, if applicable, take into consideration the remaining anticipated life and future use of the Contractor's Equipment.

   25.CONDUCT OF THE CONTRACTOR

     25.1 The Contractor, shall not, and shall procure that its Affiliates and Subcontractor's shall not, at any time during the Contract or in any manner nor for any purpose whatsoever entice either directly or indirectly any person employed by Britoil. The Contractor shall have a procurement policy and procedures which comply with the Britoil Policy on Business Conduct and Code of Business Conduct. The Contractor will ensure that all Contractor's Personnel involved in its procurement process are familiar with the content of the policy and procedures.

     25.2 The Contractor shall not, except for bona fide medical purpose, keep or dispense any drugs or alcoholic liquors to any Personnel on the Contractor's Equipment and will use every reasonable effort to prevent any sale, barter, gift, dispensation or other disposal of same to be made by any of the Contractor's Personnel.

     25.3 The Contractor shall take all reasonable precautions and shall use its best endeavour to prevent any riotous or unlawful behaviour by or amongst any of Contractor's Personnel.

   26.FREEDOM FROM LIENS

     26.1 The Contractor shall use its best endeavours to prevent the imposition of any liens or attachments, arising out of the Contractor's default, by or on behalf of any third party including its suppliers, its Personnel or its Sub-contractor's on Contractor's Equipment or Britoil's Equipment and shall hold harmless and indemnify Britoil from and against the same.

     26.2 If, notwithstanding the best endeavour of the Contractor, as a result of the imposition of such liens or attachments Britoil incurs costs or expenses or becomes liable for payment, then Britoil shall have the right to withhold amount equal to any such costs or expenses or payment incurred or made by Britoil from any payments due to the Contractor hereunder.

     26.3 No assignment or transfer by the Contractor of rights to monies due to Contractor hereunder shall, unless Britoil has given its prior written approval such assignment, have any force or effect so far as Britoil's rights concerned until all such liens or attachments shall have been completely discharge.

   27.RECORDS AND REPORTS

     The Contractor shall maintain and provide Britoil with copies of such certificates, data and information relating to the Services, as Britoil may reasonably request or as will enable Britoil to comply with its statutory reporting obligation.

   28.INSPECTION OF THE SITE

     28.1 The Contractor shall be deemed to have satisfied itself in respect of, but not limited to, the scope and nature of the Services, local facilities, and environment conditions and all other matters which may affect the performance of the Services.

     28.2 The Contractor shall have no claim for extra payment nor shall it be relieved or excused from any of its responsibilities, liabilities or obligations hereunder arising out of Contractor's failure to comply with the provisions of Clause 28.1 unless such claim arises out of a change which became effective after, but which was not public knowledge prior to, the date hereof or arises out of erroneous information provided by Britoil or its Affiliates.

   29.LIQUIDATION OR INSOLVENCY

     If the Contractor commences liquidation proceedings or becomes insolvent, or has a receiving order made against it, or compounds with its creditors, or being corporation commences to be wound up, not being a members' voluntary winding up for the purpose of reconstruction or amalgamation, or carries on its business under a receiver for the benefit of its creditors or any of them, Britoil shall be liberty either;

     (i) to terminate the Contract forthwith by notice in writing to the Contractor or to the receiver or liquidator or to any person in whom the Contract may have become vested, or

     (ii) to give such receiver, liquidator, or other person the option of carrying out the Services subject to his providing a guarantee for performance of the Services up to an amount to be agreed without prejudice to any right of action or remedy which shall have accrued or shall accrue thereafter to Britoil.

     In the event of the voluntary winding up of the Contractor for the purposes of reconstruction or amalgamation, the Contractor shall seek the prior written agreement of Britoil to such reconstruction or amalgamation, which agreement shall not be unreasonably withheld. The Contractor shall obtain guarantees, satisfactory to Britoil, for the continuing performance of the Contract from any reconstructed or amalgamated company.

   30.FORCE MAJEURE

     30.1 A Force Majeure occurrence shall mean an occurrence beyond the control and without the fault or negligence of the party affected and which by the exercise of reasonable diligence the said party is unable to prevent or provide against.

     30.2 In the event of a Force Majeure occurrence neither party shall be liable for failure to perform their obligations and both parties shall bear their own respective costs arising from and attributable to Force Majeure.

     30.3 In the event of a single incident or occurrence of Force Majeure lasting more than thirty (30) days, the parties hereto shall agree an appropriate course of action which may include the decision to terminate the Contract without this giving rise to any claim for compensation from either of the parties hereto, other than for the Services carried out up to the time of such termination

   31.NOTICES

     31.1 All notices in respect of the Contract shall be given in writing to the parties hereto at the address specified hereunder. Notices shall be deemed to be given when sent by registered mail or telex or delivered by hand and a receipt obtained.

     31.2  Notices to the Contractor shall be sent to:-

           Reading & Bates (Caledonia) Limited
           Rotech House
           Whytemyers Avenue
           Mastrick Industrial Estate
           ABERDEEN AB26 6HQ

           Attention: A. Bakoni

           Fax No. (01224) 690355

     31.3  Notices to Britoil shall be sent to:-

           Britoil Public Limited Company
           Farburn Industrial Estate
           Dyce
           ABERDEEN AB2 0PB

           Attention:  Nominated  Britoil   Representative  and  copied  to
           Contracts and Procurement Manager, Atlantic Frontier Programme.

           Telex no: 739831 and Fax no. 01224 833933.

   32.LIQUIDATED DAMAGES

     32.1 In addition to and notwithstanding the provision of Clause 29, it is the intention of the Parties that the liability of the Contractor and Reading & Bates for its or their inability to perform the Services under this Contract as a result of an Event of Default shall be regulated by the provisions of this Clause
           32. Britoil therefore agrees that it shall only be entitled to recover from Reading & Bates and/or the Contractor and Reading & Bates and/or the Contractor shall only be obliged to pay to Britoil liquidated and ascertained damages in accordance with the following clauses 32.2 and 32.3 if the Contractor and/or Reading & Bates fails to perform the Services which it is obliged to perform under this Contract and/or the Guarantee following an Event of Default and not otherwise and Britoil shall not be entitled to demand liquidated and ascertained damages as aforesaid if termination of this Contract occurs by reason of the term or duration thereof having expired.

     32.2 If an Event of Default occurs and the Contractor and/or Reading & Bates are unable to perform the Services as aforesaid Britoil shall have the right t recover either directly from Reading & Bates (under the Guarantee) and/or Contractor (under this Contract) or, (at Britoil's sole discretion) by deducting from any monies due or which may become due to the Contractor the sum "LD" which sum shall be calculated as follows:

           LD=NR x (CR - the Rate)

           Without prejudice to the liability of the Contractor the liability of Reading & Bates in respect of LD under the Guarantee shall not exceed US $500,000.

     32.3 Such payment as aforesaid by Reading & Bates and/or Contractor shall be liquidated and ascertained damages for any such Event of Default and Reading & Bates and the Contractor acknowledge that the foregoing assessment comprises a genuine pre-estimate of Britoil's loss. Payment of liquidated damages by Reading & Bates and/or the Contractor (to the full extent due under the Guarantee and this Contract respectively) or the deduction thereof by Britoil (to such extent) shall relieve Reading & Bates and/or the Contractor from its or their obligations under, the Guarantee(insofar only as it relates t this Contract) and the Contract.

     32.4 For the purposes of this Clause 32 the following words and expressions shall have the following meaning:-

           "CR" means the day rate which an independent maritime surveyor of international repute deems to be the then current open market day rate in the Operating Area for a vessel equivalent in respect o specification and standard to the Vessel. The rate ascertained by such surveyor shall be final and binding on the parties and the costs o such surveyor shall be borne by Britoil;

           "NR" means the number of days remaining under Section B - Remuneration this Contract from the date of the Event of Default; and

           "Rate"means the rate payable under Section B - Remuneration of this Contract.

     32.5 In the event that the Contractor does not pay the liquidated damages or there is no deduction thereof by Britoil in terms of this clause 32 Reading & Bates liability under the Guarantee (insofar as it relates to this Contract) shall not exceed US $500,000.

   33.APPLICABLE LAW AND LANGUAGE

     The Contract shall be governed by and construed in accordance with English Law and the parties hereto agree to submit to the jurisdiction of the English Courts. The ruling language of the Contract shall be English.

============================================================================

   CONTRACT NO. 101237
   PROVISION OF CONSTRUCTION SUPPORT VESSEL SERVICES
   FOR FOINAVEN DEVELOPMENT


   ATTACHMENT NO. 1 TO SECTION "C"


                  HEALTH, SAFETY AND ENVIRONMENTAL MANAGEMENT

   ITEM                         TITLE

   1.                     Health, Safety and Environmental Management System
   2.                     Compatibility Of HSE Management Systems
   3.                     HSE Plan
   4.                     Reporting
   5.                     Statutory and Other Requirements
   6.                     HSE Performance Standards
   7.                     Working Conditions
   8.                     Occupational Health and Medical Fitness
   9.                     Waste Disposal and Environmental Safeguards
   10.                    Right of Audit
   11.                    Additional Documents


   1.Health., Safety and Environmental Management System

     1.1 Britoil places prime importance on health, safety and environmental ("HSE") issues and requires that its contractors and their sub-contractors subscribe to and actively pursue the highest standards of HSE performance. The Contractor shall therefore observe and comply with these HSE provisions.

     1.2 The Contractor shall perform the Service under a formal system which follows the principles outlined in the Health and Safety Executive publication HS(G)65 "Successful Health and Safety Management", as may be revised from time to time.

     1.3 The Contractor's HSE management system shall be adequately documented and shall be shown to be effective in implementing the aims and objectives of the Contractor's HSE policy.

           Without prejudice to the foregoing generality, the Contractor's HSE management system shall:-

           (a) incorporate measures which demonstrate that all Personnel are competent to perform their tasks safely; and

           (b) ensure that in the performance of the Service, all hazards to the health of Personnel, Britoil staff and third parties have been identified, assessed and eliminated where possible or being controlled through formal planning methods and procedures.

     1.4 The Contractor shall be responsible for ensuring that all Subcontractors and their personnel understand the principles and requirements of these HSE provisions and that similar standards apply to Subcontractor's HSE management systems.

   2.Compatibility Of HSE Management Systems

     2.1 The Contractor's HSE management system shall, where relevant, be compatible with Britoil's HSE management system. The Contractor shall liaise with the Britoil Representative to ensure that the roles and responsibilities in both systems are clearly defined and allocated and are clearly understood by all parties involved in the Service.

     2.2 Within the framework of his HSE management system, the Contractor shall work to HSE performance standards which are compatible with those in the Britoil HSE Management System.

     2.3 Any critical interfaces between the Contractor and Britoil shall be documented in the Contractor's Safety Management System Document.

     2.4 Where applicable, the Contractor shall ensure that similar standards apply to the HSE management systems used by all Sub-contractor(s).

   3.HSE Plan

     3.1   The Contractor shall prepare a plan for the management of all HSE
           aspects of  the Service, known as  the "HSE Plan".   The HSE Plan
           shall be based on the requirements of the HSE management system.

     3.2 The HSE Plan shall include an assessment of all identifiable HSE risks associated with the Service and shall indicate the proposed method of controlling those risks to an acceptable level. It shall also include measurable and realistic targets for HSE performance, covering, but not necessarily limited to:-

           - Frequency of injuries which result in lost time (i.e. unfit to resume normal duties the next day or next shift).
           -    Number of statutorily reportable events.
           -    Injury severity data.
           - Predetermined targets for environmental emissions and waste production.
           - A follow-up system to ensure that all remedial actions required by Britoil and from the Contractor's own reviews and investigations of accidents and incidents are closed out.

     3.3 The HSE Plan shall include details of the proposed method of auditing the effectiveness of the Contractor's HSE management system as applied to the Service.

     3.4   The  HSE Plan  shall form  part  of the  Contract.   It  shall be
           reviewed  at  least   annually  and  updated   as  necessary   to
           incorporate any proposed changes to the Service and/or Contract.

   4.Reporting

     4.1 The Contractor shall prepare a quarterly written HSE report to the Britoil Representative, covering the following matters as relevant:-

           -    Progress made against the HSE Plan.
           -    An overview of all accidents and near-miss events.
           -    Performance against HSE targets.
           -    Total working hours for all Personnel.
           - Details of the quantity and nature of any emissions and waste generated.
           -    A summary of any equipment QAI reports.
           - Copies of all inspection reports, including those provided to external bodies.
           -    A  summary of the status of remedial actions.

     4.2 The Contractor shall also prepare an annual HSE report which summarises his performance and that of Sub-contractor(s) during the performance of the Service in the preceding year. This report shall include the cumulative total number of accidents near-misses and hours worked.

   5.Statutory and Other Requirements

     5.1 The Contractor shall observe and comply with all relevant and current statutory requirements, approved codes of practice and official guidance on HSE matters issued by the UK Government.

     5.2 The Contractor shall take all necessary steps to ensure that all Personnel comply with all relevant HSE legislation and guidance.

   6 .HSE Performance Standards

     6.1 The Contractor shall comply with Britoil's "Technical Integrity Performance Standards" in the management of Technical integrity as relevant to the service.

     6.2 Where necessary and appropriate, the Contractor shall seek advice from Britoil's HSQ Department on the interpretation of the HSE Practices.

   7.Working Conditions

     The Contractor shall ensure that all Personnel are:-

     (a) fully conversant with the working conditions at the work site, the rules and standards relating to the Environment and the hazards and risks associated with the Service to be provided.

     (b) fully aware that they are expected to bring to the immediate notice of their Supervisor all health, safety and environmental risks which they believe not to be under adequate control, so that action may be taken to prevent potential injuries or other losses and provide a safe and healthy workplace.


   8.Occupational Health and Medical Fitness

     8.1 The Contractor shall ensure that all Personnel are medically fit for the work to be done.

     8.2 The Contractor shall formally advise the Britoil Representative of any known medical disability or condition of any Personnel which may adversely affect their own health and safety, or the health and safe of others.

   9.Waste Disposal and Environmental Safeguards

     The Contractor and any Sub-Contractor(s) shall at all times in providing the Service act to minimise the total quantity of wastes arising from the performance of the Service and shall, in the conduct of the Service and following completion thereof observe and comply with all laws and regulations concerning the production, carrying, keeping, treating and/or disposal of waste. If required by law, the Contractor and or Sub-Contractor(s) shall forthwith register as a Registered Waste Broker or Licensed Waste Manager.

   10.Right of Audit

     Britoil reserves the right to audit the Service to assure itself that HSE matters are being managed and controlled in accordance with the declared requirements of the Contractor's HSE management system and Britoil's HSE performance standards.

   11.Reference Documents

     The  following  reference  documents  are  available  for   review  at
     Britoil's   Aberdeen   offices   by   application   to   the   Britoil
     Representative:-

     HSE Management System, Document No. HSQ 10.02.05.
     HSE Practices, Document No. HSQ 00.04.01.
     Safety Training Standards, Document No. HSQ 34.02.01.
     Technical Integrity Performance Standards, Document No. XEG-G-93-W29

============================================================================
   CONTRACT NO. 101237
   PROVISION OF CONSTRUCTION SUPPORT VESSEL SERVICES
   FOR FOINAVEN DEVELOPMENT


   ATTACHMENT NO. 1 TO SECTION "C"

                             CONTRACTOR'S PERSONNEL

   The following provisions shall apply to the Contractor with respect to the provision of Contractor's Personnel for the provision of the Services. Any and all costs associated with compliance with these provisions are to the Contractor's account.

   Numbers and Categories

   The Contractor has the full responsibility for ensuring that with respect to the overall Services being provided by the Contractor, sufficient numbers of appropriately trained, certified, experienced and qualified disciplines of Contractor's Personnel are available all times to conduct all aspects of the Services in a safe, diligent and efficient manner commensurate with good oil field practice.

   The Contractor recognises that during the provision of the Services the manning level requirements will require adjustment to suit the actual operational situation. The Contractor will utilise its best efforts to ensure manning levels are optimised to the most appropriate technical and commercial levels for the benefit of this Atlantic Frontier Programme, Clair 1996 Extended Test as a whole.

   The Contractor to advise Britoil

   The Contractor's Representative shall advise the Britoil Representative at the outset of the Services the projected number of Contractor's
   Personnel proposed over the duration of the Services. It shall be the responsibility of the Contractor's Representative to advise the Britoil Representative of any significant adjustment to the previously advised manning levels.

   Any material adjustment to the number of Contractor's Personnel engaged by the Contractor that impacts the remuneration provisions of the Contract shall be formally agreed and registered by the Britoil Representative and the Contractor's Representative.

   Safety, Medicals and Survival Training

   The Contractor shall ensure that all Contractor's Personnel are suitably trained and skilled for the tasks to be undertaken, that they are in possession of valid medical and combined fire fighting and survival training certification throughout the duration of the Contract.

   The requirement for such training and medicals shall be in accordance with good oil field practice and as provided for within the current UKOOA guidelines, except relation to personnel involved solely with the flowline, tanker or tanker support vessel who will only occasionally transfer to the rig.

   The Contractor shall ensure that periodic training in relation to safety, accident prevention and protection of the environment is carried out at the Location. Training for specialised operations shall also be provided. Records of such training and safety meetings shall be held by the Contractor.

   Safety Equipment and Protective Clothing

   The Contractor shall ensure that adequate safety equipment and personal protective clothing is available at all times to Contractor's Personnel. Such safety equipment and protective clothing shall be to internationally recognised standards and be suitable for the service and environment that Contractor's Personnel are working in.
   Passports

   The  Contractor   shall  ensure  that  Contractor's   Personnel  are  in
   possession of valid passports where applicable.

=============================================================================
   CONTRACT NO. 101237
   PROVISION OF CONSTRUCTION SUPPORT VESSEL SERVICES
   FOR FOINAVEN DEVELOPMENT


   ATTACHMENT NO. 1 TO SECTION "C"

           MUTUAL INDEMNITY AND HOLD HARMLESS AGREEMENT


   ENTERED  INTO THIS...............            DAY  OF  ............. 1995
   BETWEEN:


   (1)
   (2)
   etc
   (hereinafter collectively referred to as the "SIGNATORIES "


   Whereas:

   (A) Britoil Public Limited Company (hereinafter referred to as "Britoil") has entered into a contract or agreement with each of the SIGNATORIES regarding the performance of services for Britoil's operations in connection with, related to, or in support of the Service (hereinafter referred to as "OPERATIONS");

   (B) Britoil and each of the SIGNATORIES intended to enter into, contracts or agreements with other contractors for the performance of services in connection with, related to, or in support of the OPERATIONS and certain of said other contractors have signed, or may sign, counterparts or like mutual Agreements; and

   (C) The SIGNATORIES wish to modify the relationship inter se at common law and avoid entirely disputes as to their liabilities of damage or injuries to their respective property or employees;

   Now, therefore, each of the SIGNATORIES in consideration of the reciprocal covenants of each of the other SIGNATORIES agrees with them that:

   1.      Indemnities by the SIGNATORIES

     In  relation  to the  carrying  out  of the  OPERATIONS,  each of  the
     SIGNATORIES shall be solely responsible for and shall defend, indemnity and hold harmless the other SIGNATORIES (and their respective GROUPS as defined below) against all loss, damage, costs, expenses, claims or liability (including but not limited to legal expenses) arising out of any claim or cause o action for.-

     (i) sickness of, personal injury to or death of PERSONNEL (as defined below) of the indemnifying SIGNATORY and/or of any members of its GROUP, and

     (ii) loss of or damage to any PROPERTY (as defined below) of the indemnifying SIGNATORY and/or of any members of its GROUP; and

     (iii) indirect, consequential or economic losses or damages suffered by the indemnifying SIGNATORY and/or any members of its GROUP (including but not limited to, loss of profit, loss of use, vessel downtime, loss of production and business interruption); and

     (iv)  pollution damages of  whatsoever nature which  are caused by  the escape discharge or emission from the PROPERTY of the indemnifying SIGNATORY and/or any members of its GROUP, or within their respective care, custody and/or control and

     (v) any other losses, damages, liabilities, obligations or duties of any kind of the indemnifying SIGNATORY and/or any member of its GROUP,

   arising out of or any way connected with the OPERATIONS howsoever cause and irrespective of negligence in any form or other breach of duty (statutory, contractual or other) on the part of any of the SIGNATORIES and/or any members of their respective GROUPS and any other form of liability including but not limited to strict liability.

   2.      Definitions, etc., Applicable to this Agreement

   In this Agreement the following definitions apply:

     (i) "GROUP" in relation to a SIGNATORY means the SIGNATORY in question and its sub-contractors and its and their holding subsidiary and affiliated companies of any tier and its and their respective PERSONNEL.

     (ii) "PERSONNEL" in relation to a SIGNATORY (or any member of its GROUP) means its officers, directors, employees and agents (including any person hired as a consultants and agency staff hired through an employment or other agency).

    (iii) "PROPERTY" in relation to a SIGNATORY (or any member of its GROUP) includes vessels, equipment, machinery, tools, materials, supplies, and other objects or items owned, rented, leased, chartered or otherwise belonging to the party in question or the member of the GROUP in question.

   3.      Co-operation in Relation to Claims

   Each of the SIGNATORIES shall obtain endorsements (on all relevant insurances effected or maintained by it which covers risks and liabilities expressly assumed under the indemnities contained herein) confirming that the underwriters and/or insurers of such insurances waive all rights of subrogation against the other SIGNATORIES and their respective GROUPS to the extent of the said risks and liabilities expressly assumed hereunder.